Exhibit 99

A.B. Mendez
Investor Relations
210.220.5234
or
Bill Day
Media Relations
210.220.5427

FOR IMMEDIATE RELEASE
October 30, 2025

CULLEN/FROST REPORTS THIRD QUARTER RESULTS
Board declares fourth quarter dividend on common and preferred stock

SAN ANTONIO -- Cullen/Frost Bankers, Inc. (NYSE:CFR) today reported third quarter 2025 results.
Net income available to common shareholders for the third quarter of 2025 was $172.7 million compared to $144.8 million for the third quarter of 2024. On a per-share basis, net income available to common shareholders for the third quarter of 2025 was $2.67 per diluted common share, compared to $2.24 per diluted common share reported a year earlier. Returns on average assets and average common equity were 1.32 percent and 16.72 percent, respectively, for the third quarter of 2025 compared to 1.16 percent and 15.48 percent, respectively, for the same period a year earlier.
For the third quarter of 2025, net interest income on a taxable-equivalent basis was $463.7 million, up 9.1 percent compared to the same quarter in 2024. Average loans for the third quarter of 2025 increased $1.4 billion, or 6.8 percent, to $21.5 billion, from the $20.1 billion reported for the third quarter a year earlier, and increased $389.2 million, or 1.8 percent, compared to the second quarter of 2025. Average deposits for the third quarter increased $1.3 billion, or 3.3 percent, to $42.1 billion, compared to the $40.7 billion reported for last year's third quarter, and increased $310.9 million, or 0.7 percent, compared to the second quarter of 2025.

“In the third quarter, our business saw continued steady loan growth as well as the beginning of our usual seasonal strength in deposit flows in the back half of the year. We remained as laser-focused as ever on pursuing our strategy of opening new locations, extending the Frost experience to more families and businesses, and continuing to deliver top-quality digital banking tools along with an empathetic customer experience," said Cullen/Frost Chairman and CEO Phil Green.
"Year-to-date, we have had strong financial performance across the board, with net interest income up eight percent and fee income up nine percent, average loans up eight percent and average deposits up three percent. We continue to build momentum in our newer markets, and we are well-positioned to continue to deliver above-market organic growth in any interest rate environment."

For the first nine months of 2025, net income available to common shareholders was $477.3 million, up 12.9 percent, compared to $422.7 million for the first nine months of 2024. Diluted EPS available to common shareholders for the first nine months of 2025 was $7.36 compared to $6.51 in the year-earlier period. Returns on average assets and average common equity for the first nine months of 2025 were 1.24 percent and 15.98 percent, respectively, compared to 1.15 percent and 15.90 percent, respectively, for the same period in 2024.

Noted financial data for the third quarter of 2025 follows:
•The Common Equity Tier 1, Tier 1 and Total Risk-Based Capital Ratios at the end of the third quarter of 2025 were 14.14 percent, 14.59 percent and 16.04 percent, respectively, and continue to be in excess of well-capitalized levels and exceed Basel III minimum requirements.
•Net interest income on a taxable-equivalent basis was $463.7 million for the third quarter of 2025, an increase of 9.1 percent, compared to $425.2 million for the third quarter of 2024. Net interest margin was 3.69 percent for the third quarter of 2025 compared to 3.56 percent for the third quarter of 2024 and 3.67 percent for the second quarter of 2025.
•Non-interest income for the third quarter of 2025 totaled $125.6 million, an increase of $11.9 million, or 10.5 percent, from the $113.7 million reported for the third quarter of 2024. Trust and investment management fees increased $3.8 million, or 9.3 percent, compared to the third quarter of 2024. The increase in trust and investment management fees during the third quarter was primarily related to increases in investment management fees (up $2.9 million) and estate fees (up $634,000). Investment management fees are generally based on the market value of assets within customer accounts and are thus impacted by price movements in the equity and bond markets. Service charges on deposit accounts increased $4.0 million, or 14.7 percent, compared to the third quarter of 2024. Other non-interest income increased $1.7 million, or 14.4 percent, compared to the third quarter of 2024. The increase during the third quarter was primarily related to increases in sundry and other miscellaneous income (up $1.6 million) and public finance underwriting fees (up $1.0 million), partly offset by decreases in gains on the sale of foreclosed and other assets (down $473,000), among other things. Other charges, commissions, and fees increased $1.7 million, or 12.8 percent, compared to the third quarter of 2024. Items that contributed to the increase included increases in income from the placement of annuities (up $470,000), letter of credit fees (up $441,000), and income from the placement of mutual funds (up $301,000), among other things.
•Non-interest expense was $352.5 million for the third quarter of 2025, up $29.1 million, or 9.0 percent, compared to the $323.4 million reported for the third quarter a year earlier. Salaries and wages expense increased $12.5 million, or 8.0 percent, compared to the third quarter of 2024. The increase in salaries and wages was primarily related to increases in salaries due to annual merit and market increases and to an increase in the number of employees. The increase in the number of employees was partly related to our investment in organic expansion in various markets. Employee benefits expense increased by $5.4 million, or 18.6 percent, compared to the third quarter of 2024. The increase in employee benefits expense was primarily related to increases in medical/dental benefits expense (up $3.7 million), 401(k) plan expense (up $1.4 million), and payroll taxes (up $350,000). Technology, furniture, and equipment expense increased $5.7 million, or 15.1 percent, compared to the third quarter of 2024. The increase was primarily related to increased cloud services expense (up $3.5 million), software maintenance (up $1.9 million), and depreciation on furniture and equipment (up $840,000). Other non-interest expense increased $4.2 million, or 6.9 percent, compared to the third quarter of 2024. The increase included increases in fraud losses (up $2.8 million), advertising/promotions expense (up $516,000), research and platform fees (up $511,000), outside computer services expense (up $381,000), and donations expense (up $362,000), among other things.
•For the third quarter of 2025, the company reported a credit loss expense of $6.8 million, and reported net loan charge-offs of $6.6 million. This compares to a credit loss expense of $13.1 million and net charge-offs of $11.2 million for the second quarter of 2025 and a credit loss expense of $19.4 million and net charge-offs of $9.6 million for the third quarter of 2024. The allowance for credit losses on loans as a percentage of total loans was 1.31 percent at September 30, 2025, compared to 1.31 percent at June 30, 2025 and 1.31 percent at September 30, 2024. Non-accrual loans were $44.8 million at the end of the third quarter of 2025, compared to $62.4 million at the end of the second quarter of 2025 and $104.9 million at the end of the third quarter of 2024.

The Cullen/Frost board declared a fourth-quarter cash dividend of $1.00 per common share. The dividend on common stock is payable December 15, 2025 to shareholders of record on November 28 of this year. The board of directors also declared a cash dividend of $11.125 per share of Series B Preferred Stock (or $0.278125 per depositary share). The depositary shares representing the Series B Preferred Stock are traded on the NYSE under the symbol "CFR PrB." The Series B Preferred Stock dividend is payable December 15, 2025 to shareholders of record on November 28 of this year.
Cullen/Frost Bankers, Inc. will host a conference call on Thursday, October 30, 2025, at 1 p.m. Central Time (CT) to discuss the results for the quarter. The media and other interested parties are invited to access the call in a “listen only” mode at 1-877-709-8150 or via webcast on our investor relations website linked below. Playback of the conference call will be available after 5 p.m. CT on the day of the call until midnight Sunday, November 2, 2025 at 1-877-660-6853 with Conference ID # of 13756629. A replay of the call will also be available by webcast at the URL listed below after 5 p.m. CT on the day of the call.
Cullen/Frost investor relations website: https://investor.frostbank.com/
Cullen/Frost Bankers, Inc. (NYSE: CFR) is a financial holding company, headquartered in San Antonio, with $52.5 billion in assets at September 30, 2025. One of the 50 largest U.S. banks, Frost provides a wide range of banking, investments and insurance services to businesses and individuals across Texas in the Austin, Dallas, Fort Worth, Gulf Coast, Houston, Permian Basin, and San Antonio regions. Founded in 1868, Frost has helped clients with their financial needs during three centuries. Additional information is available at www.frostbank.com.

Forward-Looking Statements and Factors that Could Affect Future Results
Certain statements contained in this Earnings Release are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of Cullen/Frost or its management or Board of Directors, including those relating to products, services or operations; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.
Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:
•The effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board and the implementation of tariffs and other protectionist trade policies.
•Inflation, interest rate, securities market, and monetary fluctuations.
•Local, regional, national, and international economic conditions and the impact they may have on us and our customers and our assessment of that impact.
•Changes in the financial performance and/or condition of our borrowers.
•Changes in the mix of loan geographies, sectors and types or the level of non-performing assets and charge-offs.
•Changes in estimates of future credit loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.
•Changes in our liquidity position.
•Impairment of our goodwill or other intangible assets.
•The timely development and acceptance of new products and services and perceived overall value of these products and services by users.
•Changes in consumer spending, borrowing, and saving habits.
•Greater than expected costs or difficulties related to the integration of new products and lines of business.
•Technological changes.
•The cost and effects of cyber incidents or other failures, interruptions, or security breaches of our systems or those of our customers or third-party providers.
•Acquisitions and integration of acquired businesses.
•Changes in the reliability of our vendors, internal control systems or information systems.
•Our ability to increase market share and control expenses.
•Our ability to attract and retain qualified employees.
•Changes in our organization, compensation, and benefit plans.
•The soundness of other financial institutions.
•Volatility and disruption in national and international financial and commodity markets.
•Changes in the competitive environment in our markets and among banking organizations and other financial service providers.
•Government intervention in the U.S. financial system.
•Political or economic instability.
•Acts of God or of war or terrorism.
•The potential impact of climate change.
•The impact of pandemics, epidemics, or any other health-related crisis.
•The costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals.
•The effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) and their application with which we and our subsidiaries must comply.
•The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.
•Our success at managing the risks involved in the foregoing items.
In addition, financial markets, international relations, and global supply chains have been significantly impacted by recent U.S. trade policies and practices. Due to the rapidly evolving and changing state of U.S. trade policies, the amount and duration of any tariffs and their ultimate impact on us, our customers, financial markets, and the overall U.S. and global economies is currently uncertain. Nonetheless, prolonged uncertainty, elevated tariff levels or their wide-spread use in U.S. trade policy could weaken economic conditions and adversely impact the ability of borrowers to repay outstanding loans or the value of collateral securing these loans or adversely affect financial markets. To the extent that these risks may have a negative impact on the financial condition of borrowers or financial markets, it could also have a material adverse effect on our business, financial condition and results of operations.
Forward-looking statements speak only as of the date on which such statements are made. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	2025			2024
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
CONDENSED INCOME STATEMENTS
Net interest income	$441,618	$429,604	$416,220	$413,518	$404,331
Net interest income (1)	463,667	450,558	436,404	433,726	425,160
Credit loss expense	6,779	13,129	13,070	16,162	19,386
Non-interest income:
Trust and investment management fees	44,846	43,669	42,931	43,765	41,016
Service charges on deposit accounts	31,440	29,151	28,621	27,909	27,412
Insurance commissions and fees	15,424	13,879	21,019	14,215	14,839
Interchange and card transaction fees	5,547	5,619	5,402	5,764	5,428
Other charges, commissions, and fees	14,730	13,967	13,586	15,208	13,060
Net gain (loss) on securities transactions	—	—	(14)	(112)	16
Other	13,660	10,988	12,466	16,075	11,936
Total non-interest income	125,647	117,273	124,011	122,824	113,707

Non-interest expense:
Salaries and wages	169,155	162,149	160,857	165,520	156,637
Employee benefits	34,465	32,826	42,157	28,614	29,060
Net occupancy	34,682	34,640	33,277	32,102	32,497
Technology, furniture, and equipment	43,479	40,572	40,118	39,775	37,766
Deposit insurance	6,328	6,590	7,184	6,924	7,238
Other	64,369	70,351	64,473	63,232	60,212
Total non-interest expense	352,478	347,128	348,066	336,167	323,410
Income before income taxes	208,008	186,620	179,095	184,013	175,242
Income taxes	33,628	29,617	28,173	29,161	28,741
Net income	174,380	157,003	150,922	154,852	146,501
Preferred stock dividends	1,668	1,669	1,669	1,669	1,668
Net income available to common shareholders	$172,712	$155,334	$149,253	$153,183	$144,833

PER COMMON SHARE DATA
Earnings per common share - basic	$2.67	$2.39	$2.30	$2.37	$2.24
Earnings per common share - diluted	2.67	2.39	2.30	2.36	2.24
Cash dividends per common share	1.00	1.00	0.95	0.95	0.95
Book value per common share at end of quarter	67.64	63.04	61.74	58.46	62.41

OUTSTANDING COMMON SHARES
Period-end common shares	63,801	64,319	64,283	64,197	63,931
Weighted-average common shares - basic	64,080	64,300	64,255	64,116	63,958
Dilutive effect of stock compensation	41	52	74	121	127
Weighted-average common shares - diluted	64,121	64,352	64,329	64,237	64,085

SELECTED ANNUALIZED RATIOS
Return on average assets	1.32%	1.22%	1.19%	1.19%	1.16%
Return on average common equity	16.72	15.64	15.54	15.58	15.48
Net interest income to average earning assets	3.69	3.67	3.60	3.53	3.56

(1) Taxable-equivalent basis assuming a 21% tax rate.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	2025			2024
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
BALANCE SHEET SUMMARY
($ in millions)
Average Balance:
Loans	$21,452	$21,063	$20,788	$20,346	$20,084
Earning assets	48,492	47,664	47,424	47,577	46,100
Total assets	51,911	51,191	50,925	51,008	49,467
Non-interest-bearing demand deposits	13,839	13,788	13,798	14,051	13,659
Interest-bearing deposits	28,232	27,972	27,860	27,834	27,074
Total deposits	42,071	41,760	41,658	41,885	40,733
Shareholders' equity	4,243	4,129	4,041	4,057	3,868

Period-End Balance:
Loans	$21,446	$21,254	$20,904	$20,755	$20,055
Earning assets	49,147	47,756	48,409	48,878	47,424
Total assets	52,533	51,409	52,005	52,520	51,008
Total deposits	42,517	41,684	42,391	42,723	41,721
Shareholders' equity	4,461	4,200	4,114	3,899	4,135
Adjusted shareholders' equity (1)	5,385	5,341	5,243	5,151	5,051

ASSET QUALITY
($ in thousands)
Allowance for credit losses on loans:	$280,221	$277,803	$275,488	$270,151	$263,129
As a percentage of period-end loans	1.31%	1.31%	1.32%	1.30%	1.31%

Net charge-offs:	$6,589	$11,151	$9,691	$13,962	$9,640
Annualized as a percentage of average loans	0.12%	0.21%	0.19%	0.27%	0.19%

Non-accrual loans:	$44,778	$62,393	$83,534	$78,866	$104,877
As a percentage of total loans	0.21%	0.29%	0.40%	0.38%	0.52%
As a percentage of total assets	0.09	0.12	0.16	0.15	0.21

CONSOLIDATED CAPITAL RATIOS
Common Equity Tier 1 Risk-Based Capital Ratio	14.14%	13.98%	13.84%	13.62%	13.55%
Tier 1 Risk-Based Capital Ratio	14.59	14.43	14.30	14.07	14.02
Total Risk-Based Capital Ratio	16.04	15.88	15.76	15.53	15.50
Leverage Ratio	9.00	8.98	8.84	8.63	8.80
Equity to Assets Ratio (period-end)	8.49	8.17	7.91	7.42	8.11
Equity to Assets Ratio (average)	8.17	8.07	7.94	7.95	7.82

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)
	Nine Months Ended
	September 30,
	2025	2024
CONDENSED INCOME STATEMENTS
Net interest income	$1,287,442	$1,191,094
Net interest income (1)	1,350,630	1,254,148
Credit loss expense	32,978	48,823
Non-interest income:
Trust and investment management fees	131,446	121,505
Service charges on deposit accounts	89,212	78,321
Insurance commissions and fees	50,322	47,054
Interchange and card transaction fees	16,568	15,253
Other charges, commissions and fees	42,283	38,140
Net gain (loss) on securities transactions	(14)	16
Other	37,114	35,985
Total non-interest income	366,931	336,274

Non-interest expense:
Salaries and wages	492,161	455,874
Employee benefits	109,448	93,832
Net occupancy	102,599	96,649
Technology, furniture and equipment	124,169	108,712
Deposit insurance	20,102	30,345
Other	199,193	181,179
Total non-interest expense	1,047,672	966,591
Income before income taxes	573,723	511,954
Income taxes	91,418	84,264
Net income	482,305	427,690
Preferred stock dividends	5,006	5,006
Net income available to common shareholders	$477,299	$422,684

PER COMMON SHARE DATA
Earnings per common share - basic	$7.36	$6.52
Earnings per common share - diluted	7.36	6.51
Cash dividends per common share	$2.95	$2.79
Book value per common share at end of quarter	67.64	62.41

OUTSTANDING COMMON SHARES
Period-end common shares	63,801	63,931
Weighted-average common shares - basic	64,211	64,122
Dilutive effect of stock compensation	55	141
Weighted-average common shares - diluted	64,266	64,263

SELECTED ANNUALIZED RATIOS
Return on average assets	1.24%	1.15%
Return on average common equity	15.98	15.90
Net interest income to average earning assets	3.65	3.52

(1) Taxable-equivalent basis assuming a 21% tax rate.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	As of or for the
	Nine Months Ended
	September 30,
	2025	2024
BALANCE SHEET SUMMARY
($ in millions)
Average Balance:
Loans	$21,103	$19,618
Earning assets	47,864	45,838
Total assets	51,344	49,240
Non-interest-bearing demand deposits	13,809	13,771
Interest-bearing deposits	28,023	26,885
Total deposits	41,831	40,656
Shareholders' equity	4,139	3,697

Period-End Balance:
Loans	$21,446	$20,055
Earning assets	49,147	47,424
Total assets	52,533	51,008
Total deposits	42,517	41,721
Shareholders' equity	4,461	4,135
Adjusted shareholders' equity (1)	5,385	5,051

ASSET QUALITY
($ in thousands)
Allowance for credit losses on loans:	$280,221	$263,129
As a percentage of period-end loans	1.31%	1.31%

Net charge-offs:	27,431	26,715
Annualized as a percentage of average loans	0.17%	0.18%

Non-accrual loans:	$44,778	$104,877
As a percentage of total loans	0.21%	0.52%
As a percentage of total assets	0.09	0.21

CONSOLIDATED CAPITAL RATIOS
Common Equity Tier 1 Risk-Based Capital Ratio	14.14%	13.55%
Tier 1 Risk-Based Capital Ratio	14.59	14.02
Total Risk-Based Capital Ratio	16.04	15.50
Leverage Ratio	9.00	8.80
Equity to Assets Ratio (period-end)	8.49	8.11
Equity to Assets Ratio (average)	8.06	7.51

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).

Cullen/Frost Bankers, Inc.
TAXABLE-EQUIVALENT YIELD/COST AND AVERAGE BALANCES (UNAUDITED)

	2025			2024
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
TAXABLE-EQUIVALENT YIELD/COST(1)
Earning Assets:
Interest-bearing deposits	4.36%	4.41%	4.39%	4.71%	5.32%
Federal funds sold	4.74	4.71	4.79	5.16	5.65
Resell agreements	4.58	4.59	4.60	4.88	5.48
Securities(2)	3.85	3.79	3.63	3.44	3.40
Loans, net of unearned discounts	6.61	6.60	6.57	6.77	7.12
Total earning assets	5.11	5.07	4.99	5.05	5.26

Interest-Bearing Liabilities:
Interest-bearing deposits:
Savings and interest checking	0.24%	0.24%	0.24%	0.29%	0.38%
Money market deposit accounts	2.28	2.28	2.27	2.47	2.80
Time accounts	3.79	3.86	3.97	4.32	4.73
Total interest-bearing deposits	1.94	1.93	1.94	2.14	2.41
Total deposits	1.30	1.29	1.30	1.42	1.60
Federal funds purchased	4.34	4.37	4.40	4.71	5.33
Repurchase agreements	3.17	3.23	3.13	3.34	3.72
Junior subordinated deferrable interest debentures	6.30	6.30	6.32	6.87	7.14
Subordinated notes payable and other notes	4.69	4.69	4.69	4.69	4.69
Total interest-bearing liabilities	2.13	2.12	2.12	2.32	2.60

Net interest spread	2.98	2.95	2.87	2.73	2.66
Net interest income to total average earning assets	3.69	3.67	3.60	3.53	3.56

AVERAGE BALANCES
($ in millions)
Assets:
Interest-bearing deposits	$6,816	$6,169	$7,238	$8,577	$7,073
Federal funds sold	3	8	3	3	4
Resell agreements	10	23	10	11	41
Securities - carrying value(2)	20,213	20,401	19,384	18,640	18,898
Securities - amortized cost(2)	21,622	21,864	20,839	19,944	20,324
Loans, net of unearned discount	21,452	21,063	20,788	20,346	20,084
Total earning assets	$48,492	$47,664	$47,424	$47,577	$46,100

Liabilities:
Interest-bearing deposits:
Savings and interest checking	$9,689	$9,920	$9,969	$9,693	$9,470
Money market deposit accounts	11,817	11,518	11,432	11,683	11,122
Time accounts	6,726	6,534	6,458	6,458	6,482
Total interest-bearing deposits	28,232	27,972	27,860	27,834	27,074
Total deposits	42,071	41,760	41,658	41,885	40,733
Federal funds purchased	29	25	18	24	20
Repurchase agreements	4,593	4,250	4,147	3,946	3,777
Junior subordinated deferrable interest debentures	123	123	123	123	123
Subordinated notes payable and other notes	100	100	100	100	100
Total interest-bearing funds	$33,077	$32,471	$32,248	$32,027	$31,094

(1) Taxable-equivalent basis assuming a 21% tax rate.
(2) Average securities include unrealized gains and losses on securities available for sale while yields are based on average amortized cost.